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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): MARCH 7, 2005


                               DCB FINANCIAL CORP
             (Exact name of registrant as specified in its charter)


            OHIO                          0-22387                 31-1469837
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)


          110 RIVERBEND AVENUE, LEWIS CENTER, OHIO           43035
          (Address of principal executive offices)         (Zip Code)

       Registrant's telephone number, including area code: (740) 657-7000



         (Former name or former address, if changed since last report.)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 7, 2005, we and our wholly-owned subsidiary, The Delaware County Bank and Trust Company, entered into a new employment agreement with Jeffrey Benton, our President and Chief Executive Officer, that is effective as of January 1, 2005. The agreement provides that Mr. Benton will serve as our President and Chief Executive Officer and be a Director for a term continuing until December 31, 2007. After this initial term, the agreement will be automatically extended for additional one year periods unless we or Mr. Benton give notice to the other of our or his intent to terminate the agreement.

The agreement provides that Mr. Benton will have an annual base salary of $170,000. The agreement provides that our Board of Directors will establish performance goals each year for Mr. Benton, including standards by which he may achieve an annual performance-based bonus of up to $337,500 (the "Potential Bonus"), with the parties stated expectation and desire that Mr. Benton's performance will result in a bonus amount (the "Bonus Amount") for each year of at least 65% of the Potential Bonus.

One half of the Bonus Amount will be paid each year in a lump sum cash bonus. The other half of the Bonus Amount will be paid each year in the form of nonqualified stock options awarded under our 2004 Long-Term Stock Incentive Plan. The number of shares to be included in the option awarded to Mr. Benton will be determined by dividing one-half of the Bonus Amount by the opening price per share of our stock on the date the bonus is awarded by our Board of Directors (within 30 days of the completion of our audited financial statements each year for the prior fiscal year). The per share exercise price of the option will be the opening price of our stock on the date the bonus is awarded. Each option will vest over a five year period, with one third vesting after three years, two thirds after four years and full vesting after five years.

The agreement provides that Mr. Benton will be eligible to participate in all our employee benefit plans and will have the use of a country club membership.

We may terminate Mr. Benton's employment at any time with or without cause. If we terminate Mr. Benton's employment, we are to make termination payments under the agreement, depending on the reason the agreement was terminated. The following summarizes the termination payments under the agreement:

Reason for Termination                                           Termination Payment
----------------------                                           -------------------
Death, agreement not extended at end of term,            No right to compensation after date of
Mr. Benton terminates voluntarily, or by us              termination. Unvested stock options are
for just cause.                                          forfeited.


We terminate Mr. Benton's employment other               Continuation of base salary for twelve months,
than for just cause.                                     reduced by compensation for services from other
                                                         sources, with Mr. Benton obligated to seek
                                                         other employment.

After a change in control if Mr. Benton                  Continuation of base salary for twelve months,
resigns within one year after the change                 subject to same conditions as above.
in control.



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The agreement also provides confidentiality obligations on the part of Mr.
Benton and obligates him not to compete with us during employment and for a period of two years after termination of employment, regardless of the reason for termination.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               DCB FINANCIAL CORP


Date: March 11, 2005
                                               By: /s/  John A. Ustaszewski
                                                   -------------------------
                                                   John A. Ustaszewski
                                                   Chief Financial Officer